050617000 378

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany, NY 12231
www dos state ny us

# CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF

**Windfall Entertainment, Inc.**

*(Insert Name of Domestic Corporation)*

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is **Windfall Entertainment, Inc.**

If the name of the corporation has been changed, the name under which it was formed is **Alpha 1 Products Inc.**

SECOND: The date of filing of the certificate of incorporation with the Department of State is **May 12, 2005**

THIRD: The amendment effected by this certificate of amendment is as follows. (Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph For example, an amendment changing the name of the corporation would read as follows Paragraph *First* of the Certificate of Incorporation relating to *the corporation name* is hereby amended to read as follows *First The name of the corporation is (new name)* )

Paragraph **FIRST** of the Certificate of Incorporation relating to **the corporation name.**

is hereby amended to read in its entirety as follows **FIRST: The name of the corporation is Blueberry Holdings, Inc.**

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378

FOURTH: The certificate of amendment was authorized by [*Check the appropriate box*]

- [X] The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.
- [ ] The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares

Randy Drew (*Signature*) | Randy Drew, President (*Name and Capacity of Signer*)

# CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF

**Windfall Entertainment, Inc.**

(*Insert Name of Domestic Corporation*)

Under Section 805 of the Business Corporation Law

STATE OF NEW YORK DEPARTMENT OF STATE FILED JUN 17 2005 TAX $ BY:

2005 JUN 17 AM 9:04

Filer's Name: Randy Drew

Address: 2919 Grand Canal

City, State and Zip Code: Venice, CA 90291

NOTE This form was prepared by the New York State Department of State It does not contain all optional provisions under the law You are not required to use this form You may draft your own form or use forms available at legal stationery stores The Department of State recommends that all documents be prepared under the guidance of an attorney The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable

*For Office Use Only*

2005 JUN 17 PM 1:44

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